EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the use in this Registration Statement on Form S-8 of our report dated December 1, 2000 relating to the financial statements of Olympic Cascade Financial Corporation and Subsidiaries as of September 29, 2000 and September 24, 1999 and for each of the years then ended.



                                                /s/ Feldman Sherb & Co, P.C.
                                                    Feldman Sherb & Co., P.C.
                                                    Certified Public Accountants

 June 20, 2001
 New York, New York